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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

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                                  A/B EXCHANGE
                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 2, 2003

                                  by and among

                                PG&E CORPORATION

                                       AND

                              LEHMAN BROTHERS INC.

                          CITIGROUP GLOBAL MARKETS INC.

                              GOLDMAN, SACHS & CO.

                        MORGAN STANLEY & CO. INCORPORATED

                                       and

                         BANC ONE CAPITAL MARKETS, INC.

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                   A/B EXCHANGE REGISTRATION RIGHTS AGREEMENT

         This A/B Exchange Registration Rights Agreement (this "Agreement") is made and entered into as of July 2, 2003 by and among PG&E Corporation, a California corporation (the "Company"), and Lehman Brothers Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Banc One Capital Markets, Inc., as the initial purchasers (the "Initial Purchasers") named in Schedule 1 to the Purchase Agreement (as defined below), each of whom has agreed to purchase the Company's 6 7/8% Senior Secured Notes due 2008 (the "Series A Notes") pursuant to the Purchase Agreement, dated as of June 27, 2003 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers.

         In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement.

         The parties hereby agree as follows:

SECTION 1 DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Broker-Dealer: Any broker or dealer registered, or required to be registered, under the Exchange Act.

         Closing Date: The date of this Agreement.

         Commission: The Securities and Exchange Commission.

         Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Transferred Restricted Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

         Effectiveness Target Date: As defined in Section 5.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all

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outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Notes to (a) certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and (b) outside the United States to Persons other than U.S. persons, as such term is defined in Regulation S, in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Act.

         Holders: As defined in Section 2 hereof.

         Indenture: The Indenture, dated as of the date hereof, between the Company and Bank One, N.A., as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Initial Purchasers: As defined in the preamble hereto.

         Interest Payment Date: As defined in the Notes.

         NASD: National Association of Securities Dealers, Inc.

         Notes: The Series A Notes and the Series B Notes.

         Offering Memorandum: As defined in the Purchase Agreement.

         Person: An individual, partnership, corporation, trust, limited liability company or unincorporated organization, or a government or agency or political subdivision thereof or other legal entity.

         Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         Record Holder: With respect to any Interest Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Interest Payment Date shall occur.

         Registration Default: As defined in Section 5 hereof.

         Registrar: As defined in the Indenture.

         Registration Statement: Any registration statement of the Company relating to (a) the offering of Series B Notes pursuant to the Exchange Offer or
(b) the registration for resale of

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Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and, except as such term is used in Section 6(c)(iv) hereof, all exhibits and material incorporated by reference therein.

         Regulation S: Regulation S promulgated under the Act.

         "Rule 144(k) Period" shall mean the period of two years (or such shorter or longer period as may hereafter be referred to in Rule 144(k) under the Act (or similar successor rule)) commencing on the Closing Date.

         Series A Notes: As defined in the preamble hereto.

         Series B Notes: The Company's 6 7/8 % Senior Secured Notes due 2008 to be issued pursuant to the Indenture in the Exchange Offer.

         Shelf Filing Deadline: As defined in Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of the Indenture.

         Transfer Restricted Securities: Each Series A Note, until the earliest to occur of (a) the date on which such Series A Note is exchanged by a Person other than a Broker-Dealer for one or more Series B Notes in the Exchange Offer,
(b) following the exchange by a Broker-Dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Series A Note is effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Series A Note has been transferred in compliance with Rule 144 under the Act or may be sold or transferred by a Person who is not an affiliate of the Company pursuant to Rule 144(k) under the Act (or any other similar provision then in force) without regard to any volume or manner of sale restrictions thereunder.

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2 SECURITIES SUBJECT TO THIS AGREEMENT

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities, has a beneficial interest in Transfer Restricted Securities issued in book-entry form or

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has the right to acquire such Transfer Restricted Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

SECTION 3 REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) file with the Commission on or prior to 300 days after the Closing Date a Registration Statement under the Act relating to the Series B Notes and the Exchange Offer, (ii) use commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission on or prior to 360 days after the Closing Date,
(iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and
(C) subject to the proviso contained in Section 6(c)(ix), cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer and use commercially reasonable best efforts to issue, on or prior to 30 business days after the Exchange Offer Registration Statement has been declared effective or such longer period as may be required by the federal securities laws, the Series B Notes in exchange for all Transfer Restricted Securities validly tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on an appropriate form selected by the Company that permits registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and permits resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below. The 300, 360 and 30 day periods referred to in clauses (i), (ii) and (iv) of this Section 3(a) shall not include any period during which the Company is pursuing a Commission ruling pursuant to Section 6(a)(i) below. Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement pursuant to this Section 3(a) if the Company is not able to comply, after exercising commercially reasonable best efforts, with the requirements of the Act or Commission policy with respect to the Registration Statement related to the Exchange Offer. The 300 and 360 day periods referred to in clauses (i) and
(ii) of this Section 3(a) shall include any period during which the Company is unable to file a Registration Statement pursuant to the previous sentence.

         (b) The Company shall use commercially reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement.

         (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who owns Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer

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Restricted Securities acquired directly from the Company), may exchange such
Series A Notes pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of any Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission.

         The Company shall use commercially reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Series B Notes (that are Transfer Restricted Securities) acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective or such shorter period that will terminate when all Notes covered by the Exchange Offer Registration Statement have been exchanged in the Exchange Offer.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180 day period in order to facilitate such resales.

SECTION 4 SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities that is a "qualified institutional buyer," as such term is defined in Rule 144A under the Act shall notify the Company prior to the 20th day following the Consummation of the Exchange Offer that such Holder (A) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or
(B) may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) is a Broker-Dealer and holds Series A Notes acquired directly from the Company or an affiliate of the Company, the Company shall, in lieu of, or in the event of the occurrence of the matters specified in clause (ii) above, in addition to effecting the registration of the Series B Notes pursuant to the Exchange Offer Registration Statement, use commercially reasonable best efforts to:

                  (i) cause to be filed with the Commission a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer

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         Registration Statement (in either event, the "Shelf Registration
         Statement") on or prior to the earlier to occur of (A) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer or, if later, 300 days after the Closing Date and (B) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) of paragraph (a) above or, if later, 300 days after the Closing Date (such earlier date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                  (ii) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

                  (iii) Notwithstanding the foregoing, the Company shall not be required to file a Shelf Registration Statement pursuant to this
         Section 4(a) if the Company is not able to comply, after exercising commercially reasonable best efforts, with the requirements of the Act or Commission policy with respect to the Shelf Registration Statement. The 300 and 90 day periods referred to clauses (i) and (ii) of this
         Section 4(a) shall include any period during which the Company is unable to file a Shelf Registration Statement pursuant to the previous sentence.

The Company shall use commercially reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier to occur of the expiration of the Rule 144(k) Period or such time as all Notes covered by the Shelf Registration Statement cease to be Transfer Restricted Securities.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

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SECTION 5 ADDITIONAL INTEREST

         If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in Sections 3(a) and 4(a), as applicable, (ii) any of such required Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in Sections 3(a) and 4(a), as applicable, (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated within 30 business days, or longer, if required by the federal securities laws, after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company agrees to pay additional interest to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the additional interest shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of $.20 per week per $1,000 principal amount of Transfer Restricted Securities. The Company shall in no event be required to pay additional interest for more than one Registration Default at any given time. All accrued additional interest shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each Interest Payment Date, as provided in the Indenture. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement) in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement, in the case of (ii) above, (3)) upon consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement to again be declared effective or made usable in the case of (iv) above, the accrual of additional interest with respect to the Transfer Restricted Securities as a result of such clauses (i), (ii), (iii) or (iv), as applicable, shall cease.

         All payment obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such payment obligations with respect to such Security shall have been satisfied in full; provided, however, that the additional interest shall cease to accrue on the day immediately prior to the date such Transfer Restricted Securities cease to be Transfer Restricted Securities.

         The additional interest set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

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SECTION 6 REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use commercially reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                  (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Series A Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                  (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (A) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (B) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

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                  (iii) Prior to the effectiveness of the Exchange Offer
         Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use all commercially reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company will prepare and file with the Commission, in accordance with the terms set forth herein, a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

                  (i) use commercially reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omit to state a material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing, at any time after Consummation of the Exchange Offer, the Company may allow the Shelf Registration Statement to cease to become effective and usable if
         (A) the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, and the Company notifies the Holders within two business days after the Board of Directors makes such determination or (B) the Prospectus contained in the Shelf

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         Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Rule 144(k) Period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions;

                  (ii) subject to Section 6(c)(i), prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Notes covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders of Transfer Restricted Securities and, if requested by such Persons, to confirm such advice in writing (which notice shall not contain any material non-public information, unless such Holder agrees to keep such information confidential), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event (the nature of which need not be disclosed) that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

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                  (iv) in the case of a Shelf Registration Statement, upon
         written request, furnish to each of the selling or exchanging Holders of Transfer Restricted Securities and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any related Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of such Registration Statement or Prospectus) (which Registration Statement or Prospectus shall not contain any material non-public information, unless such Holder agrees to keep such information confidential), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus if selling Holders of 25% in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (v) in the case of a Shelf Registration Statement, make available at reasonable times at the Company's principal place of business for inspection by the selling Holders of Transfer Restricted Securities, any underwriters participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s) who shall certify to the Company that they have a current intention to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement, such financial and other information of the Company as reasonably requested and cause the Company's officers, directors and employees to respond to such inquiries as shall be reasonably necessary, in the reasonable judgment of counsel to such Holders, to conduct a reasonable investigation; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), or (B) such Person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, only after such Person shall have given the Company prompt prior written notice of such requirement and such disclosure is limited to such portion of the confidential information that such Person is advised by counsel is legally required to be disclosed and such Person will exercise reasonable efforts to obtain assurances that confidential treatment will be afforded such information), or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vi) in the case of a Shelf Registration Statement, if requested by any selling Holders of Transfer Restricted Securities or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (vii) in the case of a Shelf Registration Statement, upon request, furnish to each selling Holder of Transfer Restricted Securities and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits unless such document is available through the Commission's website;

                  (viii) in the case of a Shelf Registration Statement, deliver to each selling Holder of Transfer Restricted Securities and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to
         Section 6(c)(i), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (ix) in the case of a Shelf Registration Statement requested by an Initial Purchaser, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Initial Purchaser or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, by any Holder or Holders of Transfer Restricted Securities who holds at least 25% in aggregate principal amount of such class of Transfer Restricted Securities; provided, that, the Company shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if (1) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or (2) the General Counsel of the Company determines in good faith that it is in the best interest of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, and the

         Company notifies the Holders within two business days after the General Counsel makes such determination; provided that such determination is based on a written opinion of outside counsel that it would be illegal to resell or exchange the Notes pursuant to the Registration Statement unless such facts are publicly disclosed; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                           (A) upon request, furnish to the Initial Purchasers,
                  the Holders of Transfer Restricted Securities who hold at least 25% in aggregate principal amount of such class of Transfer Restricted Securities (in the case of a Shelf Registration Statement), and each underwriter, if any, in such substance and scope as they may request and as are customarily made in connection with an offering of debt securities pursuant to a Registration Statement upon the effective date of any Registration Statement (and if such Registration Statement contemplates an Underwritten Offering of Transfer Restricted Securities, upon the date of the closing under the underwriting agreement related thereto):

                                    (1) a certificate, dated the date of the
                           effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board, the President or any Vice President and (z) the Chief Financial Officer or any Treasurer or Assistant Treasurer of the Company confirming, as of the date thereof, the matters set forth in paragraph (h) of
                           Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                                    (2) an opinion, dated the date of the
                           effectiveness of the Shelf Registration Statement, of counsel for the Company covering the matters set forth in paragraphs (a), (b) and (c) of Section 7 of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the exhibits, financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated the
                           date of the effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters delivered to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7 of the Purchase Agreement, without exception;

                           (B) set forth in full or incorporated by reference in
                  the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
                  (ix), if any.

                  (x) in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders of Transfer Restricted Securities, their underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Notes, in any jurisdiction where it is not now so subject;

                  (xi) shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xii) cooperate with the selling Holders of Transfer Restricted Securities and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the selling Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                  (xiii) use commercially reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                  (xiv) subject to clause (c)(i) above, if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                  (xvii) otherwise use commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use commercially reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 and Section 15 of the Exchange Act unless such document is available through the Commission's website.

         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition and will use its commercially reasonable best efforts to cause any underwriter to forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

         The Company may require each Holder of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of the applicable Transfer Restricted Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Act. Each such Holder agrees to notify the Company as promptly as practicable of (i) any inaccuracy or change in information previously furnished by such Holder to the Company or (ii) the occurrence of any event, in either case, as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities required to be stated therein or necessary to make the statements therein not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of the applicable Transfer Restricted Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (a) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions or (b) to the extent such disclosure could result in a violation of any federal or state securities laws.

SECTION 7 REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into in the Exchange Offer and/or selling or reselling Notes or Series B Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements not to exceed $10,000 of not more than one counsel (who shall be Simpson Thacher & Bartlett LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared).

SECTION 8 INDEMNIFICATION

         (a) The Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities, its officers and employees and each person, if any, who controls any such Holders, within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases, sales and registration of Notes), to which that Holder, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any

Registration Statement or Prospectus or in any amendment or supplement thereto or (B) any roadshow or investor presentations made to investors by the Company (whether in person or electronically ("Marketing Materials"), (ii) the omission or alleged omission to state in any Registration Statement or Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Holder in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Holder through its gross negligence or willful misconduct), and shall reimburse each Holder and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Holder, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (I) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus, or in any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Holder furnished to the Company by or on behalf of any Holder specifically for inclusion therein and (II) with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, the preliminary prospectus, the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Holder (or its directors, officers and employees and each person, if any, which controls such Holder within the meaning of the Act) from whom the person asserting any such losses, claims, damages or liabilities purchased Notes if (A) other than as a result of noncompliance by the Company with the requirement of Section 6 hereof, a copy of a final prospectus was not sent or given by or on behalf of such Holder to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the final prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder or to any officer, employee or controlling person of that Holder.

         (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or Prospectus, or in any amendment or supplement thereto, or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Registration Statement or Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Holders furnished to the Company by or on behalf of that Holder specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company or any such director, officer, employee or controlling person. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of such Registrable Securities to the same extent as provided above with respect to information or affidavit furnished in writing by such Persons as provided specifically for in any Prospectus or Registration Statement.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ counsel to represent the indemnified party and its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the Company under this Section 8 if, such indemnified party has been advised by its outside counsel that it is advisable for the indemnified party and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the Company. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm or attorney (in addition to one local counsel) at any one time for all such indemnified parties in connection with any one action or separate but substantially similar or related action in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand and the Holders on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Holders on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Holders with respect to the Series A Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Series A Notes under the Purchase Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by it in connection with its sale of Notes exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 8(d) are several and not joint.

SECTION 9 RULE 144A

         The Company hereby agrees with each Holder of Transfer Restricted Securities, during any period prior to the date no Transfer Restricted Securities remain outstanding and in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities, in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11 SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering at such Holders' expense. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company; provided, that such investment bankers and managers must be reasonably satisfactory to Holders of a majority of the outstanding principal amount of Transfer Restricted Securities included in such offering.

SECTION 12 MISCELLANEOUS

         (a) Remedies. The Company agrees that monetary damages (including the additional interests contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that is inconsistent with the terms of this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (ii) if to the Company:

                     PG&E Corporation
                     One Market, Spear Tower, Suite 2400
                     San Francisco, California 94105
                     Attention: Chief Counsel - Corporate (Fax: (415) 817-8225),

                     With a copy (not constituting notice) to:

                     Orrick, Herrington & Sutcliffe LLP
                     Old Federal Reserve Bank Building
                     400 Sansome Street
                     San Francisco, California 94111
                     Attention: Leslie P. Jay (Fax: (415) 773-5759)

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. Nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) Entire Agreement. This Agreement together with the other Transaction Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    PG&E CORPORATION

                                    By: /s/ Peter A. Darbee
                                        _______________________________________
                                        Name: Peter A. Darbee
                                        Title: Senior Vice President and
                                               Chief Financial Officer

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
BANC ONE CAPITAL MARKETS, INC.

BY LEHMAN BROTHERS INC.

By:   /s/ P. Adam Smalley
____________________________
      Authorized Representative


               [Signature Page to Registration Rights Agreement]